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Exhibit 23.7

               [LETTERHEAD OF SALOMON BROTHERS INC APPEARS HERE]


New York, New York
February 5, 1997


                       CONSENT OF SALOMON BROTHERS INC
                       -------------------------------


        We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of ShopKo Stores, Inc. ("ShopKo") in, and to the inclusion of such opinion letter as Appendix B to, the Registration Statement on SEC Form S-4 of Cabot Noble, Inc., relating to the proposed transaction between ShopKo and Phar-Mor, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                        SALOMON BROTHERS INC


                                        By: [SIGNATURE APPEARS HERE]
                                           --------------------------------
                                               Managing Director



   [LETTERHEAD OF SALOMON BROTHERS INC & WORLDWIDE AFFILIATES APPEARS HERE]